Exhibit 10

                 INTERFACE SYSTEMS, INC. EXECUTIVE LOAN PROGRAM

                                   ARTICLE I
                                    PURPOSE


         The purpose of this loan program (the "Program") is to encourage key executives of Interface Systems, Inc. (the "Company") in acquiring and maintaining a significant equity interest in the Company's common stock, thereby further aligning their interests with the interests of the Company's shareholders.

                                  ARTICLE II
                                  ELIGIBILITY

         The senior executive officers of the Company are eligible to participate in the Program.



                                  ARTICLE III
                                LOAN CONDITIONS

         3.1 Loan Amount - The maximum amount of any loan or loans outstanding to any one executive shall be Five Hundred Thousand ($500,000) Dollars.

         3.2     Loan Term - The term of each loan would be the earlier of
(a) the termination of the executive's employment with the Company, whether voluntary or involuntary or as a result of retirement, death or disability (except that if the termination is involuntary then the term of the loan shall cease only if such involuntary termination was for fraud or willful misconduct) and (b) two years from the date of issuance as provided in the applicable promissory note. The loan will be payable upon demand of the Company upon maturity thereof.

         3.3 Interest Rate - The interest rate on each loan will be equal to the greater of the Applicable Federal Rate for the month in which the loan was issued or the interest rate paid by the Company on its corporate borrowings but shall not exceed the maximum rate permitted by law.

         3.4 Security/Offset - In order to obtain a loan under the Program, each executive officer must execute all of the loan documents required by the Company. Collateral must be pledged to secure the loan. Collateral can include, among other things, a pledge of the common stock of the Company owned by the executive and/or a security interest in the real or personal property of the executive. The Company shall have the right to offset from the amounts owing by the Company to the executive any amount of the loan that remains unpaid. The Company has the right to require additional collateral if the Company determines, in good faith and in its sole discretion, that such additional protection is necessary. If additional collateral is required and not provided, the loan shall become immediately due and payable.

                                  ARTICLE IV
                           MISCELLANEOUS PROVISIONS

         4.1 The Program shall be administered by Garnel F. Graber or such other individual or entity selected by the Company's Board of Directors ("Administrator"). The Administrator shall have the power to make all determinations needed in connection with the Program, to adopt forms of loan documents, to exercise all rights and powers allocated to the Company under the Program and to do anything else which is helpful or necessary to the proper operation of the Program.

         4.2 The Company reserves the right, at any time, to amend, modify or terminate the Program, to discontinue making new loans or to cancel any outstanding loan by forgiveness of debt or otherwise, provided, however, that the Company shall not have the right to change the terms of any outstanding loan except to require additional collateral as deemed necessary by the Administrator.

         4.3 The Program is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any individual, or consideration for, or any inducement or condition of, the employment of an individual. Nothing contained in the Program shall give any individual the right to be retained in the service of the Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any individual at any time for any reason not prohibited by law, with or without cause.


                            SECURED PROMISSORY NOTE


$---------                                            ---------    , 199-


         FOR VALUE RECEIVED, the undersigned, ---------- ("Borrower"), promises to pay to the order of INTERFACE SYSTEMS, INC., a Delaware corporation (the "Company") the principal amount of $------- (the "Principal Amount") and all accrued interest in accordance with the terms hereof.

         The entire Principal Amount together with interest on the unpaid Principal Amount shall be due and payable, without any setoff or deduction, at the earlier of (a) ---------------- or (b) 90 days after the termination of Borrower's employment with the Company (for any reason, whether voluntary or involuntary, or as a result of resignation, disability or death) (the "Maturity Date").

         The unpaid balance of the Principal Amount shall bear interest at an
annual rate of   % (the "Base").  In no event shall the interest rate
payable hereunder exceed the maximum rate permitted by law. Interest shall be paid annually, with payment to be made on each anniversary date of this Note. Borrower may make interest payments on a more frequent basis. For any period during which a default shall exist in the payment of any amount due and payable hereunder, whether by acceleration or otherwise, such amount shall bear interest at the rate of three percentage points per annum in excess of the Base Rate.

         Payments of the Principal Amount and accrued interest thereon shall be paid by check (Payable in U.S. Funds) made payable to the Company and delivered to the Company's principal place of business or at such other place designated in a writing signed by the Company.

         This Note is secured by a Stock Pledge Agreement between the Borrower and the Company of even date herewith (the "Pledge Agreement"). This Note is entitled to all benefits and is subject to the terms of the Pledge Agreement, which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events. All the representations, warranties, agreements, terms and conditions contained in the Pledge Agreement are incorporated herein.

         The Borrower may prepay this Note in whole or in part at any time. Any prepayments shall be applied first to past due interest, then to principal and then to accrued interest which is not then due and payable.

         If Borrower fails to deliver to the Company, within fifteen days from the date hereof, certificates for the Common Stock of the Company with a fair market value (as determined by the closing price as reported on The NASDAQ Stock Market) equal to or exceeding 200% of the Principal Amount of this Note, and during the continuance of an Event of Default (as defined in the Pledge Agreement), the obligations evidenced by this Promissory Note, including, without limitation, the entire unpaid Principal Amount together with any accrued interest shall become immediately due and payable, without any notice or demand. The Borrower agrees to pay any costs and expenses of collection, including, without limitation, reasonable attorney's fees.

         During the continuance of an Event of Default ( as defined in the Pledge Agreement), the Company shall have the right to offset any amounts owing by the Company to the Borrower for whatever reason including, but not limited to, salary, bonus or expense reimbursement, against any outstanding Principal Amount and accrued interest.

         The failure of the Company to promptly exercise its right to accelerate outstanding principal and accrued unpaid interest shall not constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of the Borrower or any other person who may be liable under this Note.

         The Borrower hereby waives presentment, demand, notice of dishonor, notice of protest and all other notices and demands in connection with any delivery, acceptance, performance or default of this Note and agrees that this Note may be modified only by an agreement in writing signed by the Borrower and the Company.

         This Note shall be governed by and interpreted in accordance with the laws of the State of Michigan.



                            STOCK PLEDGE AGREEMENT


         This is a Stock Pledge Agreement ("Agreement"), dated as of ------, among ---------- ("Borrower") and INTERFACE SYSTEMS, INC. ("Company").

         WHEREAS, the Company has loaned Borrower the principal sum of $----- ---- pursuant to a Secured Promissory Note, dated as of the date hereof
(the "Promissory Note").

         NOW, THEREFORE, in order to induce the Company to make the loan, and to secure Borrower's obligations under the Promissory Note, the parties named herein agree as follows:

         1. Pledge. The Borrower hereby grants a first security interest to the Company in the following collateral ("the Collateral"):

         (a) All shares of Common Stock of the Company identified on Exhibit A ("the Pledged Shares"), represented by certificate nos. stated therein (the "Share Certificates," whether one or more).

         (b) Any securities hereafter delivered to the Borrower in addition to or substitution for any of the Pledged Shares and all certificates and instruments representing or evidencing such securities.

         (c) All of Borrower's right to, title and interest in the Pledged Shares, all dividends or distributions arising therefrom, payable therein or distributed in respect thereto, whether in cash, property, stock or otherwise and whether now or hereafter declared, paid or made, together with the right to receive and receipt therefor; provided, however, that if and so long as no default in the observance and performance by the Borrower of any of the terms of this Agreement or the Promissory Note, or in the payment of any other indebtedness now or hereafter owing by the Borrower to the Company the Borrower shall have the right to receive all dividends in respect to the Collateral paid in cash or in the stock of a corporation or in other property; and provided further, that the Borrower shall pledge to the Company any such stock or other property so distributed to Borrower to secure Borrower's obligations to the Company and shall enter into any such further agreements and execute any such further agreements as the Company may require to effectuate such pledge.

         2. Perfection of Security Interest. In order to perfect the Company's security interest in the Pledged Shares, the Borrower has delivered to the Company the Share Certificates duly endorsed for transfer in blank (or accompanied by one or more signed stock powers in blank), to be held by the Company pursuant to the terms of this Agreement.

         3. Representations, Warranties and Covenants. The Borrower hereby represents, warrants and agrees with the Company as follows:

         (a) The Borrower has the legal capacity to execute this Agreement and to carry out all of the terms, conditions, covenants and provisions contained herein.

         (b) The Borrower is the only and absolute owner of the Pledged Shares and collectively has full power to make the pledge contemplated hereby; the Pledged Shares are free from all security interests, liens and encumbrances (other than the security interest granted by this Agreement); immediately before granting the security interest created by this Agreement, the Borrower was the record and beneficial owner and holder of the Pledged Shares on the stock books and records of the Company; and the Pledged Shares are freely transferable without restriction or limitation.

         (c) During the term of this Agreement, and so long as there is no default in the observance and performance of any of the terms of this Agreement or the Promissory Note by the Borrower, the Borrower shall have the right to vote the Pledged Shares on all corporate questions.

         (d) If, whenever and as often as, during the term of this Agreement, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any of the applicable corporations, all new, substituted and additional shares or other securities issued in respect to the Pledged Shares shall be held by the Company under the terms of this Agreement in the same manner as the Pledged Shares.

         (e) If, whenever and as often as, during the term of this Agreement, subscription warrants or any other rights or options shall be issued in connection with the Pledged Shares or any other securities at the time held by the Company hereunder, such warrants, rights and options shall be immediately assigned to the Company by the Borrower, and if exercised by the Borrower, all new stock or other securities so acquired by the Borrower shall be immediately assigned to the Company to be held by the Company under the terms of this Agreement in the same manner as the Pledged Shares.

         (f) The Borrower has good right and lawful authority to pledge, hypothecate, mortgage, assign, transfer, deliver, set over and confirm unto the Company the Collateral as provided in this Agreement, and the Borrower shall warrant and defend the title thereto and the Company's security interest therein against the claims of all persons.

         (g) So long as this Agreement shall be in effect, the Borrower shall not sell, assign or transfer, and shall not pledge, hypothecate, mortgage or otherwise encumber any right or rights with respect to the Collateral or any rights or interest therein.

         (h) Borrower agrees to execute Form F.R. G-3 and any other form required to be executed pursuant to Regulation G and any other rules and regulations of the Federal Reserve System.

         (i) Borrower agrees that if at any time the Fair Market Value (as defined below) is less than two hundred percent (200%) of the Principal Amount outstanding under the Promissory Note and all other monies due thereunder ("Note Indebtedness"), then Borrower shall grant to the Company such additional collateral as the Company may deem appropriate and shall execute any and all documents reasonably necessary in order to perfect a security interest in such collateral in favor of the Company. The Fair Market Value of the Collateral shall be determined by multiplying the number of Pledged Shares times the closing price per Pledged Share as reported on The NASDAQ Stock Market.

         4. Default. Each of the following events or conditions constitutes an "Event of Default":

                 (a) Failure by the Borrower to make any payment of principal or interest under the Promissory Note on or before 30 days after the date such payment is due.

                 (b) Failure by the Borrower to comply with any other provision of the Promissory Note or this Agreement and the continuance of such failure for thirty days or more after written notice from the Company; provided however, that the decline in the Fair Market Value of the Pledged Shares shall not constitute an Event of Default until such Fair Market Value declines to 150% of the Note Indebtedness and such decline continues for 10 days or more after written notice from the Company.

                 (c) Any representation, warranty or other statement by or on behalf of the Borrower contained in the Promissory Note or this Agreement is false or misleading in any material respect when made.

                 (d) The Borrower becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator,

                 (e) Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted by or against the Borrower, which proceedings are not dismissed or stayed within 60 days after they are instituted.


         If, whenever and as often as, there shall have occurred an Event of Default, the Company shall have at any time thereafter the rights and remedies provided by law, including those contained in the Uniform Commercial Code in force in Michigan , and without limiting the generality of the foregoing, (i) the right to declare all amounts then remaining unpaid under the Promissory Note to be immediately due and payable, and (ii) the right to take any available action or proceeding, at law or in equity, which it deems necessary or advisable for its protection and security.

         5. Governing Law. This transaction shall be governed by the laws of Michigan, and the Company shall have all of the rights and remedies granted to a secured party under the Michigan Uniform Commercial Code.

         6. Authority of the Company. The Borrower hereby irrevocably authorizes and empowers the Company, in its absolute discretion, at any time after any Event of Default as defined herein, to complete the stock powers and to transfer or cause to be transferred on its books all of the Pledged Shares and the Share Certificates relating thereto.

         7.      Termination.   When and if the Borrower's obligations under
the Promissory Note and any other indebtedness of the Borrower to the Company have been paid in full, all rights and interests of the Company in and to the Pledged Shares and the other Collateral shall thereupon revest in the Borrower, and the Company thereupon shall release the security interest granted in this Agreement, reassign the Pledged Shares and the other Collateral to the Borrower and deliver the Share Certificates (together with any related stock powers) to the Borrower. In addition when and if the Fair Market Value of the pledged share exceeds 250% ("Excess Value") of the Note Indebtedness and such Excess Value continues for a period of thirty trading days then the security interest granted in this Agreement shall be released and the Pledged Shares shall be reassigned to the Borrower and the Share Certificates (together with any related stock powers) shall be returned to the Borrower provided however, that after such release the Fair Market Value of the Pledged Shares is at least 200% of the Note Indebtedness and such release is approved by the Chairman of the Board of the Company.

         8. Taxes. The Borrower shall pay for any and all documentary stamps or other taxes which may be imposed on the transfer and delivery to the Company, or the retransfer and redelivery to the Borrower, of the Pledged Shares, the other Collateral to the Borrower and the Share Certificates.


         9. Waiver by Borrower. The Borrower hereby waives presentment, demand, protest or notice of protest with respect to the Promissory Note.

         10. Company's Rights; Exculpation. The Collateral shall be held in the possession of the Company, and in connection therewith, Company shall have the authority and power to take such actions and to exercise such powers hereunder as are specifically delegated to the Company by the terms hereof, together with such other powers as are reasonably incidental thereto. The Company shall not be liable hereunder in its capacity as agent or bailee for any action taken or omitted by it hereunder except for its gross negligence or willful breach. The Company shall have no compensation hereunder and shall be under no duty with respect to the Collateral except to account therefor in due course, pursuant to the terms and conditions hereof.

         11. Entire Agreement. This Agreement and the Promissory Note collectively constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         12. Modification of Agreement This agreement may not be modified except in writing and executed with the same formality as this Agreement.

         13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         14. Notices. All notices required or permitted to be given hereunder shall be in writing and addressed:

         If to Interface Systems, Inc., as follows:


                 Interface Systems, Inc.
                 5855 Interface Drive
                 Ann Arbor,  Michigan 48103


         If to the Borrower:

                 Interface Systems Inc.
                 5855 Interface Drive
                 Ann Arbor, Michigan 48103

         15. Further Assurance. Each party shall execute and deliver to the other such further documents and instruments, and shall perform such other acts, as reasonably may be necessary or proper to carry out more effectually the purposes of this Agreement.


                                              BORROWER


                                          By: -------------------------



                                          INTERFACE SYSTEMS, INC.


                                          By:------------------------
                                      Name:

                                      Title:




                                        By:-------------------------